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Exhibit 4.13

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of October 19, 2006 by and between LOCAL MATTERS, INC., a Delaware corporation (the "Company"), and SANDLER CAPITAL PARTNERS V, L.P., SANDLER CAPITAL PARTNERS V FTE, L.P., SANDLER CAPITAL V GERMANY, L.P., AND KINGS ROAD INVESTMENTS LTD. (collectively, "Purchasers").

WITNESSETH:

        WHEREAS, concurrent with the execution of this Agreement, the Purchasers shall receive from the Company one or more warrants to purchase up to an aggregate of up to 3,260,897 shares of Common Stock of the Company (the "Warrants"); and

        WHEREAS, the Company and the Purchasers wish to provide the Purchasers with registration rights and other rights and obligations, as set forth more fully herein.

        NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, the parties agree as follows:

1.     GENERAL.

        "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in this definition, "control" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership interests, by contract or otherwise).

        "Common Stock" shall mean the Common Stock, par value $0.001 per share, of the Company.

        "Equity Securities" shall mean shares of Common Stock and any other securities of the Company issued in exchange for, upon conversion or in substitution of, or otherwise in respect of such shares.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

        "Public Sale" shall mean any sale of Equity Securities to the public pursuant to an offering registered under the Securities Act, Exchange Act, or pursuant to the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

        "SEC" shall mean the U.S. Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

        "Transfer" shall mean any voluntary or involuntary, direct or indirect, sale, transfer, conveyance, assignment, gift, donation, assignment, pledge, hypothecation, delivery or other disposition by a Shareholder of Equity Securities, but shall not include any redemption or repurchase of Equity Securities by the Company.

        "Transferred" shall mean any change in ownership by means of a Transfer.

        "Transfer Notice" shall have the meaning set forth in Section 4(b) hereof.

2.     REGISTRATION RIGHTS.

        2.1    Definitions.    As used herein, the following terms shall have the following respective meanings:

        "Holder" or "Holders" shall mean any of the Purchasers or any of their qualifying transferees under Section 2.9 hereof who hold Registrable Securities.

        "Register," "registered," and "registration" each shall refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

        "Registrable Securities" means the shares of Common Stock issuable upon exercise of the Warrants and any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities (i) upon their sale pursuant to a registration statement or Rule 144 under the Securities Act, (ii) upon any sale in any manner to a person or entity which is not entitled to the rights under this Agreement, or (iii) at such time, following an initial public offering of the Company's Common Stock, as such Registrable Securities become eligible for sale pursuant to Rule 144(k) under the Securities Act or another similar exemption under the Securities Act.

        "Requisite Period" shall mean, with respect to a firm commitment underwritten public offering, the period commencing on the effective date of the registration statement and ending on the date each underwriter has completed the distribution of all securities purchased by it and, with respect to any other registration, the period commencing on the effective date of the registration statement and ending on the earlier of (i) the date on which the sale of all Registrable Securities covered thereby is completed and (ii) 180 days after such effective date.

        2.2    Piggyback Registration.    If, at any time, the Company proposes to register any of its securities under the Securities Act or the Exchange Act (other than in connection with an initial public offering of equity securities pursuant to an effective registration statement on Form S-1 (or any similar or successor form) (an "Initial Offering") or on Forms S-8, S-4 or comparable forms of registration statements) whether for its own account or in connection with a demand registration pursuant to the Investor Rights Agreement (as defined in below in this Section 2.2), the Company will give written notice by registered mail, at least thirty (30) business days prior to the filing of each such registration statement, to the Holders of the Registrable Securities of its intention to do so. If any Holder notifies the Company within twenty (20) days after receipt of any such notice of its desire to include any Registrable Securities in such proposed registration statement, the Company shall afford such Holder of the Registrable Securities the opportunity to have any such Registrable Securities registered under such registration statement.

        Notwithstanding the provisions of this Section 2.2, (i) the Company shall have the right any time after it shall have given written notice pursuant to this Section 2.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect to postpone or not to file any such proposed registration statement, or to withdraw the same after filing but prior to the effective date thereof and (ii) if the underwriter or underwriters, if any, of any such proposed public offering shall be of the reasonable opinion that the total amount or kind of securities held by the Holders and any other persons or entities entitled to be included in such public offering would adversely affect the success of such public offering, then the amount of securities to be offered for the accounts of Holders shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such public offering to the amount reasonably recommended by the underwriter or underwriters thereof, whereupon the Company shall only be obligated to register such limited portion (which may be none) of the Registrable Securities with respect to which such Holder has provided notice pursuant to this Section 2.2. Any reduction made pursuant to this Section 2.2 shall be of the same proportion of Registrable Securities proposed to be included in the registration as any reduction made pursuant to Section 2.3B of that certain Third Amended and Restated Investor Rights Agreement, dated October 14, 2005, as amended November 23, 2005, among the Company and the Shareholders named therein (the "Investor Rights Agreement"). In no event shall the Company be required pursuant to this Section 2.2 to reduce the amount of securities to be registered by it unless such registration is effected pursuant to Section 2.2 of the Investor Rights Agreement. Notwithstanding the foregoing, the Company may withdraw any registration statement referred to in this Section 2.2 without thereby incurring any liability to the Holders.

        2.3    S-3 Registration.    In the event that the Company receives written requests from a Holder or Holders of Registrable Securities, calling upon the Company to effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such holder or holders, the Company will:

          (a)   give written notice of the proposed registration within ten (10) days of notice thereof, and any related qualification or compliance, to all other Holders;

          (b)   as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3: (i) if the Company is not a registrant entitled to use Form S-3 for such an offering by such Holders; (ii) if the Holders, together with the Holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 2.3 (provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period); (iv) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.3; or (v) if the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; and

          (c)   subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the holders.

        2.4    "Market Stand-Off" Agreement.

          (a)   Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the 180-day period following the effective date of the Initial Offering (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711); provided, that all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities are bound by and have entered into similar agreements. The obligations described in this Section 2.4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

          (b)   Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of such Common Stock (or other securities) until the end of such period. The underwriters of the Company's stock are intended third party beneficiaries of this Section 2.4 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

        2.5    Expenses of Registration.    All expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, shall be borne by the Company except as follows:

          (a)   the Company shall not be required to pay fees or disbursements of legal counsel of the Holders other than (i) one special counsel to represent all Holders to be selected by a majority of the Holders participating in the registration as set forth in Section 2.6(h) hereof and (ii) one special counsel to Kings Road Investments Ltd (not to exceed $7,500); and (b) the Company shall not be required to pay any underwriter's fees, discounts or commissions relating to Registrable Securities.

        All expenses of any registered offering not otherwise borne by the Company shall be borne pro rata among the Holders participating in such offering (and the Company, if it is selling securities in such offering) on the basis of the number of shares registered.

        2.6    Registration Procedures.    If and whenever the Company is required by the provisions hereof to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

          (a)   prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective not later than 120 days from the date of its filing and to remain effective for the Requisite Period; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the "Suspension Period"), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the Requisite Period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the Holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall use their best efforts to deliver to the Company (at the

  Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

          (b)   prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Requisite Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

          (c)   furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the intended disposition of the Registrable Securities covered by such registration statement;

          (d)   use its best efforts (i) to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, as the managing underwriter, reasonably shall request, (ii) to prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby and (iii) to take such further action as may be necessary or advisable to enable the disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e)   use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange or automated quotation system on which the Common Stock of the Company is then listed or traded, or, if the Common Stock is not then listed on a national securities exchange, use its best efforts to facilitate the reporting of the Common Stock on any securities exchange or automated quotation system;

          (f)    immediately notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly amend or supplement such registration statement to correct any such untrue statement or omission;

          (g)   notify each seller of Registrable Securities of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;

          (h)   permit a single firm or counsel designated as selling stockholders' counsel by the Holders of a majority in interest of the Registrable Securities being registered to review the registration statement and all amendments and supplements thereto for a reasonable period of time prior to their filing and the Company shall not file any document in a form to which such counsel reasonably objects;

          (i)    if the offering is an underwritten offering, enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are usual and customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature, including, without limitation, customary indemnification and contribution provisions;

          (j)    if the offering is an underwritten offering, at the request of any seller of Registrable Securities, use its best efforts to furnish to such seller on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) a copy of an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial or statistical information contained therein), and (C) to such other effects as reasonably may be requested by counsel for the underwriters; and (ii) a copy of a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

          (k)   take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Registrable Securities to be sold pursuant to the registration statement and to enable such certificates to be in such denominations and registered in such names as the Shareholders or any underwriters may reasonably request; and

          (l)    take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the registration statement.

        In connection with each registration hereunder, the sellers of Registrable Securities will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

        2.7    Indemnification.

          (a)   The Company will indemnify each Holder of the Registrable Securities covered by a registration, each of its officers, directors, members, managers and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to Section 2, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder from and against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), and provided, further, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon the Company's reliance on an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Holder, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus and the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in such registration statement, which untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the registration statement and the undersigned indemnitees thereafter fail to deliver or cause to be delivered such registration statement as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the person asserting such loss, claim, damage or liability (or actions in respect thereof) or expense after the Company has furnished the undersigned with the same.

          (b)   Each Holder of Registrable Securities covered by a registration statement shall, severally and not jointly, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder shall be liable under this Section 2.7 shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

          (c)   Each party entitled to indemnification under this Section 2.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and, provided, further, that the failure of any Indemnified Party to give notice as provided herein, shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        2.8    Information by Holder.    The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

        2.9    Rule 144 Reporting.    With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public to:

          (a)   Make and keep public information available, as those terms are understood and defined in SEC Rule 144;

          (b)   Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

          (c)   So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

        2.10    Assignment of Registration Rights.    The rights to have the Company register Registrable Securities pursuant to this Agreement may be assigned by the Holders to transferees or assignees of such securities; provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement. Each of the terms "Shareholder(s)" and "Holder(s)" as used in this Agreement shall include such permitted assigns.

        2.11    Termination of Registration Rights.    The registration rights contained in Sections 2.2 and 2.3 shall terminate at the earlier of (i) five years after the closing of an Initial Offering or (ii) as to each Holder, at such time as such Holder is eligible to sell all their Registrable Securities then held in any six-month period under SEC Rule 144.

3.     RESTRICTIVE LEGEND REQUIREMENTS.

        Each certificate representing any shares of Equity Securities shall, except as otherwise provided in this Section 4 or in Section 5 hereof, bear, a legends substantially in the following form:

    THE TRANSFER OR SALE OF THIS SECURITY IS SUBJECT TO THE TERMS OF A REGISTRATION RIGHTS AGREEMENT, DATED AS OF

    OCTOBER 19, 2006 A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY.

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

A certificate shall not bear the legend set forth in the second paragraph above (or any portion thereof) if, in the opinion of counsel reasonably satisfactory to the Company, the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

4.     MISCELLANEOUS.

            (a)    Remedies.    The Shareholders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

            (b)    Notices.    Any notice required or permitted by any provision of this Agreement shall be given in writing, and shall be delivered either personally or by registered or certified mail, postage prepaid, addressed (i) in the case of the Company, to its principal office, (ii) in the case of any Shareholder which or who is an original party to this Agreement, at the address of such Shareholder as set forth in the records of the Company or such other address for such Shareholder as shall be designated in writing from time to time by such Shareholder; and (iii) in the case of any permitted transferee of a party to this Agreement or its transferee, to such transferee at its address as designated in writing by such transferee to the Company from time to time.

            (c)    Binding Effect.    This Agreement and each and every term, covenant and condition thereof, including all restrictions herein contained upon the sale, transfer, assignment or other disposition or encumbrance of stock, shall be binding upon and inure to the benefit of the transferees, legatees, donees, heirs, executors, administrators, personal representatives, successors and assigns of each of the parties.

            (d)    Waivers; Amendments.    This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver affected in accordance with this Section 5 shall be binding upon each Shareholder, their permitted assigns and the Company.

            (e)    Entire Agreement.    This instrument contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements with respect to such subject matter.

            (f)    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereby: (i) in any legal proceeding brought in connection with this Agreement or the transactions contemplated hereby, irrevocably submit to the exclusive in personam jurisdiction of (A) any state or federal court of competent jurisdiction sitting in the State of New York or (B) in the event that any party is a defendant in any legal proceeding in which it seeks to join the other as a third party defendant, then, any state or federal court in which such proceeding has properly been brought, and consents to suit therein; and (ii) waive any objection they may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court.

            (g)    No Assignment.    The Company shall not assign its rights or obligations under this Agreement or any of the Loan Documents without the written consent of each Purchaser. Each Purchaser may assign some of all of its rights hereunder without the consent of the Company.

            (h)    Severability.    The invalidity or unenforceability of any provision hereof shall not in any way affect the validity or enforceability of any other provision.

            (i)    Successors.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefits of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day and year first above written.

LOCAL MATTERS, INC.
By:	/s/ PERRY EVANS Perry Evans Chief Executive Officer

Sandler Capital Partners V, L.P.
Sandler Capital Partners V FTE, L.P.
Sandler Capital V Germany, L.P.

By:	Sandler Investment Partners, L.P., General Partner

	By:	Sandler Capital Management, General Partner

		By:	MJDM Corp., a General Partner

By:	/s/ MOIRA MITCHELL
	Name:	Moira Mitchell
	Title:	President

Kings Road Investments Ltd.

By:	/s/ BRANDON L. JONES
	Name:	Brandon L. Jones
	Title:	Authorized Signatory

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REGISTRATION RIGHTS AGREEMENT